SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC


                                    Form 8-K

                  Amendment No. 1 to Current Report on Form 8-K

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 28, 1999


                               Fingermatrix, Inc.
             (Exact name of Registrant as Specified in its Charter)

          New York                  0-9940                    13-2854686
(State or other jurisdiction      (Commission                (IRS Employer
  of incorporation)                File No.)              Identification No.)


             249 North Saw Mill River Road, Elmsford, New York 10523
                     (Address of Principal Executive Office)


       Registrant's telephone number, including area code: (914) 592-5930

This report amends the Registrant's report on Form 8-K, initially filed on May 13, 1999 to provide financial statements of Sequential Electronic Systems, Inc. and S-Tech, Inc.

Item 7.  Financial Statements.

         (a)  Financial Statements of the Business's Acquired

              Pursuant to paragraph (a)(4) of Item 7 of Form 8-K, the following financial statements were omitted from disclosure contained in the Registrant's Current Report on Form 8-K filed on May 13, 1999 but are filed herewith:

              Audited financial statements of Sequential Electronic Systems, Inc. as of December 31, 1997 and for the year ended December 31, 1997 and Independent Auditors' report theron, which is attached as Exhibit 99.1 hereto.

              Audited financial statements of Sequential Electronic Systems, Inc. as of December 31, 1998 and for the year ended December 31, 1998 and Independent Auditors' report theron, which is attached as Exhibit 99.2 hereto.

              Audited financial statements of S-Tech, Inc. as of December 31, 1997 and for the year ended December 31, 1997 and Independent Auditors' report theron, which is attached as Exhibit 99.3 hereto.

              Audited financial statements of S-Tech, Inc. as of December 31, 1998 and for the year ended December 31, 1998 and Independent Auditors' report theron, which is attached as Exhibit 99.4 hereto.

         (b)  Exhibits

99.1 Audited financial statements of Sequential Electronic Systems, Inc. as of December 31, 1997 and for the year ended December 31, 1997 and Independent Auditors' report theron, which is attached as Exhibit 99.1 hereto.

99.2 Audited financial statements of Sequential Electronic Systems, Inc. as of December 31, 1998 and for the year ended December 31, 1998 and Independent Auditors' report theron, which is attached as Exhibit 99.2 hereto.

99.3 Audited financial statements of S-Tech, Inc. as of December 31, 1997 and for the year ended December 31, 1997 and Independent Auditors' report theron, which is attached as Exhibit 99.3 hereto.

99.4 Audited financial statements of S-Tech, Inc. as of December 31, 1998 and for the year ended December 31, 1998 and Independent Auditors' report theron, which is attached as Exhibit 99.4 hereto.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               FINGERMATRIX, INC.


                                                By: /S/ Lewis S. Schiller
Date: October 8, 1999                               ---------------------
      ---------------                               Lewis S. Schiller
                                                    Chief Executive Officer

                                                                    Exhibit 99.1


                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                                     REPORT

                               FOR THE YEAR ENDED
                               DECEMBER 31, 1997.

April 24, 1998


Mr. Lewis Schiller, Chairman
Sequential Electronic Systems, Inc.
249 North Saw Mill River Road
Elmsford, New York  10523

Dear Mr. Schiller:

We have audited the financial statements of

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.
                     for the year ended December 31, 1997.

As a result of our audit, we present the following exhibits:

EXHIBIT A:        Balance Sheet as of December 31, 1997

EXHIBIT B:        Statement of Operations for the year ended December 31, 1997

EXHIBIT C:        Statement of Stockholders' Equity [Deficit] for the year ended
                   December 31, 1997.

EXHIBIT D:        Statement of Cash Flows for the year ended December 31, 1997


Respectfully submitted,


MOORE STEPHENS, P. C.
Certified Public Accountants.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of Sequential Electronic Systems, Inc.
   Elmsford, New York


                  We have audited the accompanying balance sheet of Sequential Electronic Systems, Inc. as of December 31, 1997, and the related statement of operations, stockholders' equity [deficit], and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sequential Electronic Systems, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


MOORE STEPHENS, P. C.
Certified Public Accountants.

Cranford, New Jersey
March 5, 1998

                                                                       Exhibit A
SEQUENTIAL ELECTRONIC SYSTEMS, INC.
--------------------------------------------------------------------------------

BALANCE SHEET AS OF DECEMBER 31, 1997
--------------------------------------------------------------------------------


Assets:
Current Assets:
  Cash                                                          $         6,183
  Receivables - Net                                                     199,950
  Inventories - Net                                                   1,761,636
  Prepaid Expenses                                                        4,356
                                                                ---------------
   Total Current Assets                                               1,972,125

Property and Equipment - Net                                             70,221
                                                                ---------------
Other Assets:
  Security Deposits                                                      20,000
                                                                ---------------
   Total Assets                                                 $     2,062,346
                                                                ===============


Liabilities and Stockholders' Equity [Deficit]:
Current Liabilities:
  Accounts Payable and Accrued Expenses                         $       349,884
  Current Portion of Obligations Under Capitalized Leases                28,343
  Commissions Payable                                                   111,906
  Loans Payable - Asset-Based Lender                                    150,792
                                                                ---------------
   Total Current Liabilities                                            640,925

Long-Term Liabilities:
  Obligations Under Capitalized Leases                                   25,187


Stockholders' Equity [Deficit]:

  Common Stock - No Par Value, $1.00 Stated Value;
   1,000 Shares Authorized, Issued and Outstanding                        1,000
  Paid-in Capital                                                     3,689,999
  Accumulated Deficit                                                (2,294,765)
                                                                ----------------
   Total Stockholders' Equity [Deficit]                               1,396,234
                                                                ---------------
   Total Liabilities and Stockholders' Equity [Deficit]         $     2,062,346
                                                                ===============


                       See Notes to Financial Statements.

                                                                       Exhibit B

SEQUENTIAL ELECTRONIC SYSTEMS, INC.
--------------------------------------------------------------------------------

STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

Sales                                                           $     1,833,988

Cost of Sales                                                         1,540,821
                                                                ---------------
  Gross Income [Loss]                                                   293,167

Expenses:
  Selling                                                               387,314
  General and Administrative                                            443,007
                                                                ---------------
   Total Expenses                                                       830,321

   Loss from Operations                                                (537,154)

Other [Expenses] Income:
  Interest Expense                                                      (26,679)
                                                                ----------------
   Loss Before Provision for Income Taxes                              (563,833)

Provision for Income Taxes                                                   --
                                                                ---------------
   Net Loss                                                     $      (563,833)
                                                                ===============


                       See Notes to Financial Statements.

                                                                       Exhibit C

SEQUENTIAL ELECTRONIC SYSTEMS, INC.
--------------------------------------------------------------------------------

STATEMENT OF STOCKHOLDERS' EQUITY [DEFICIT]
--------------------------------------------------------------------------------

                                        Preferred Stock                Common
                                         No Par Value                   Stock
                                          Liquidation                  No Par                                      Total
                                          Preference                    Value                                  Stockholders'
                            Number of      of $5,000     Number of    $1 Stated     Paid-in     Accumulated       Equity
                             Shares        Per Share      Shares        Value       Capital       Deficit        [Deficit]
                             ------        ---------      ------        -----       -------       -------        ---------
Balance - December 31, 1996         --            --        1,000        1,000        499,000     (1,730,932)    (1,230,932)

Capitalization of Debt
 to Affiliated Company              --            --           --           --      3,190,999             --      3,190,999

Net Loss for the year
 ended December 31, 1997            --            --           --           --             --       (563,833)      (563,833)
                            ----------  ------------  -----------  -----------   ------------  -------------  -------------
Balance - December 31, 1997         --  $         --        1,000  $     1,000   $  3,689,999  $  (2,294,765) $   1,396,234
                            ==========  ============  ===========  ===========   ============  =============  =============


                       See Notes to Financial Statements.

                                                                       Exhibit D
SEQUENTIAL ELECTRONIC SYSTEMS, INC.
--------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------

Operating Activities:
  Net Loss                                                      $      (563,833)
                                                                ----------------
  Adjustments to Reconcile Net Loss to Net Cash
   [Used for] Operating Activities:
    Depreciation                                                         23,468

  Changes in Assets and Liabilities:
   [Increase] Decrease in:
    Accounts Receivable                                                  30,948
    Inventories                                                           2,000
    Prepaid Expenses                                                     10,205
    Miscellaneous Receivables                                             7,065

   Increase [Decrease] in:
    Accounts Payable and Accrued Expenses                               128,382
    Commissions Payable                                                  17,372
                                                                ---------------
      Total Adjustments                                                 219,440

   Net Cash - Operating Activities                                     (344,393)
                                                                ---------------

Investing Activities:
  Capital Expenditures                                                   (3,995)

Financing Activities:
  Payments Under Capital Lease                                          (24,847)
  Advances from Affiliates                                              205,229
  Net Advances from Asset-Based Lender                                  150,792
                                                                ---------------
   Net Cash - Financing Activities                                      331,174
                                                                ---------------
   Net Decrease in Cash                                                 (17,214)

Cash - Beginning of Year                                                 23,397
                                                                ---------------
Cash - End of Year                                              $         6,183
                                                                ===============

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the year for:
     Interest                                                   $        26,679
     Income Taxes                                               $            --

Supplemental Disclosures of Non-Cash Investing and Financing Activities:

During 1997, the Company purchased equipment for $37,504 and assumed capital lease obligations for the full amount.


                       See Notes to Financial Statements.

SEQUENTIAL ELECTRONIC SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


[1] Organization and Nature of Operation

     Sequential Electronic Systems, Inc. [the "Company"] is primarily engaged in the manufacture and assembly of precision electro-mechanical and electro-optical devices for sale to commercial and government institutions throughout the United States. The Company is a subsidiary of Spectec, Inc. which is a subsidiary of Consolidated Technology Group Ltd. ["Consolidated"], a public company. During 1997, the Company has taken over the operations of 3D Technology, Inc. ["3DT"]. The Company and 3DT are commonly controlled. These operations consist of marketing and selling three dimensional imaging products of both software and hardware.

     In April 1997, Spectec, Inc. acquired all of the issued and outstanding capital stock of SES Holdings Corp., ["SESH"], [which at the date of the acquisition was a majority owned subsidiary of SIS Capital Corp., ["SISC"], which is a wholly owned subsidiary of Consolidated Technology Group Ltd. Spectec, Inc, SESH and Consolidated are commonly controlled. Spectec, Inc. was formed on April 16, 1997 to facilitate a settlement agreement among SISC, Lewis
S. Schiller, DLB, Inc. ["DLB"] and Lafayette Industries, Inc. ["Lafayette"]. On December 20, 1996, SISC, DLB and Mr. Schiller sold all of the shares of SESH to Lafayette. As a result of the inability of Lafayette's independent accountants to render an unqualified opinion on Lafayette's financial statements for its year ended December 31, 1996, and other matters, SISC, DLB, Mr. Schiller and Lafayette, in order to avoid costly and time consuming litigation, agreed, among other things, that Lafayette would transfer to a subsidiary of SISC, DLB and Mr. Schiller, all of Lafayette's interest in SESH acquired under the December 20, 1996 agreement. The settlement was consummated on April 21, 1997. At such time, Spectec, Inc. was formed by SISC, Mr. Schiller and DLB and the shares of SESH were transferred by Lafayette to Spectec, Inc. [2] Summary of Significant Accounting Policies

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 1997 , the Company had no cash equivalents.

     Inventories - Inventories consist of raw materials and work-in-process. Raw materials are valued at the lower of cost [average price] or market. The work-in-process represents accumulated costs of raw materials, direct labor and factory overhead on current work orders.

     Management has established an estimated reserve for obsolescence as of December 31, 1997. Management believes that the remaining value of the inventory is realizable and that no further reserve is needed. This is based upon the existence of contracts which will require a portion of this inventory and the expectation of future similar type contracts. Actual results could differ significantly from these estimates.

     Property and Equipment - Depreciation of property and equipment is computed generally by the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives. Amortization of property and equipment held under capitalized lease obligations is included in depreciation expense.

Estimated useful lives of property and equipment is as follows:

Machinery and Equipment                                    5 - 20 Years
Vehicles                                                    4 - 5 Years
Tools and Dies                                                  5 Years

SEQUENTIAL ELECTRONIC SYSTEMS, INC.
NOTES TO THE FINANCIAL STATEMENTS, Sheet #2
--------------------------------------------------------------------------------

[2] Summary of Significant Accounting Policies [Continued]

     Income Taxes - At December 31, 1997, the Company has net operating loss carryforwards of approximately $2,900,000 for income tax purposes which will expire between 2000 and 2012. Federal income tax returns are filed on a consolidated basis with those of the Parent Company. On a consolidated basis, there is no tax expense. The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Adoption had no material effect on the financial statements. The net operating loss carryfowards and inventory obsolescence reserve create a deferred tax asset of approximately $1,160,000 which is offset by a valuation allowance of $1,160,000. The valuation allowance increased $330,000 in 1997.

     Revenue Recognition - Sales and profits under all fixed price type contracts are accounted for under the unit of delivery method. Under the unit of delivery method, sales and profits are recognized in proportion to the number of units shipped in relation to total units ordered. Anticipated losses on contracts in progress are charged to operations as soon as such losses can be determined.

     Advertising Costs - Advertising costs are expensed as they are incurred. Advertising expense was $9,259 in 1997.

     Fair Value of Financial Instruments - The fair value of cash, accounts receivable and accounts payable is the carrying amount because of the short maturity of such instruments. Repayment terms have not been established; therefore, it was not practicable to estimate the fair value of the subordinated note payable to affiliate company.

     Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from normal business activities. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited. The Company does not require collateral from its customers. The Company places its cash with high credit quality financial institutions and believes no significant concentration of credit risk exists with respect to these cash investments. Revenues from one customer amounted to $290,378 and comprised approximately 16% of total revenues in 1997.

[3] Receivables

Accounts receivable consist of:


Accounts Receivable                                             $       206,935
Less:  Allowance for Bad Debts                                            6,985
                                                                ---------------
Accounts Receivable - Net                                       $       199,950
-------------------------                                       ===============

SEQUENTIAL ELECTRONIC SYSTEMS, INC.
NOTES TO THE FINANCIAL STATEMENTS, Sheet #3
--------------------------------------------------------------------------------

[3] Receivables [Continued]

     The Company finances a majority of its receivables from an asset-based lender under agreements entered into in July 1997. The agreement has a maximum availability of funds of $350,000. Funds can be advanced in an amount equal to 75% of the total face amount of outstanding and unpaid receivables, with the asset-based lender having the right to reserve 25% of the outstanding and unpaid receivables financed. The Company pays interest on the daily unpaid cash balances outstanding during each month at a rate equal to the highest prime rate in effect in New York City during such month as generally reported, plus 10% per annum, but the basic rate shall not be less than 18-1/2% per annum or mor than the maximum permitted by applicable law. In addition, there is a commitment fee of $3,500 per month for each month that this agreement is to remain in effect.

     The asset-based lender has a security interest in all accounts receivables, contract rights, personal property, fixtures and inventory of the Company. At December 31, 1997, the total amount advanced by the asset-based lender was $150,792.

[4] Inventories

Inventories are stated as follows:

Work-in-Process                                                 $     1,613,089
Raw Materials                                                           393,652
                                                                ---------------
Totals                                                                2,006,741
Less:   Reserve for Inventory Obsolescence                              850,000
                                                                ---------------
   Inventories - Net                                            $     1,156,741
   -----------------                                            ===============

[5] Property and Equipment

Property and equipment consist of the following:


Machinery and Equipment                                         $     1,958,245
Vehicles                                                                 87,689
Tools and Dies                                                          144,712
                                                                ---------------
Total Cost                                                            2,190,646
Less:  Accumulated Depreciation                                       2,120,425
                                                                ---------------
   Net                                                          $        70,221
   ---                                                          ===============


Depreciation charged to operations for the year ended December 31, 1997 was $23,468.

SEQUENTIAL ELECTRONIC SYSTEMS, INC.
NOTES TO THE FINANCIAL STATEMENTS, Sheet #4
--------------------------------------------------------------------------------

[6] Lease Obligations

     The Company leases a vehicle and equipment under capital leases expiring in 2000. Minimum future lease payments as of December 31, 1997, for the next five years and in the aggregate are:

                                                                     Capital
December 31,                                                          Leases

     1998                                                       $        33,995
     1999                                                                23,383
     2000                                                                 3,951
     2001                                                                    --
     2002                                                                    --
                                                                ---------------
     Minimum Lease Payments                                              61,329
     Less:  Amounts Representing Interest                                 7,799
                                                                ---------------
       Present Value of Minimum Lease Payments                  $        53,530
       ---------------------------------------                  ===============


Following is a summary of property held under capital leases:


Vehicles                                                        $        62,629
Machinery and Equipment                                                 282,622
                                                                ---------------
Totals                                                                  345,251
Less: Accumulated Depreciation                                          290,512
                                                                ---------------
   Net                                                          $        54,739
   ---                                                          ===============


Depreciation on property held under capital leases is included with depreciation expense for the year ended December 31, 1997 was $21,908.

Rental expense for the year ended December 31, 1997 was $139,500. The Company's current lease on its primary facility is on a month-to-month basis.

[7] Capitalization of Debt / Due to Affiliates

     At December 31, 1997, the Company had an amount due to affiliates of $976,612. This amount represents non-interest bearing cash advances and various allocated expenses between the Company and various related parties which are under common control. At December 31, 1997, the Company had a secured subordinated note payable to an affiliated company which bears interest at the rate of 10% and is payable quarterly. There is no maturity date on the note. Interest on this note has not been accrued as the affiliate has chosen to waive any interest due at this time

SEQUENTIAL ELECTRONIC SYSTEMS, INC.
NOTES TO THE FINANCIAL STATEMENTS, Sheet #5
--------------------------------------------------------------------------------

[7] Capitalization of Debt / Due to Affiliates [Continued]

     Pursuant to an agreement entered into or about March 31, 1998 between Lewis
S. Schiller and Consolidated Technology Group LTD (COTG), the parent company, Mr. Schiller was given the stock of the Sequential Electronic Systems, Inc. subsidiary effective December 31, 1997. This was in conjunction with his formal resignation from COTG of all duties and responsibilities. Additionally, the outstanding intercompany debt to COTG and affiliates of $ 3,190,999 was forgiven and thereby capitalized as Paid In Capital due to the fact it was with related parties.

[8] New Authoritative Accounting Pronouncement

     The FASB has issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

     The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. The Company is in the process of evaluating the disclosure requirements. The adoption of SFAS No. 131 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

     In February 1998, the FASB issued SFAS No. 132, "Employers Disclosure about Pensions and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company's results of operations, financial position or cash flows.


                           . . . . . . . . . . . . . .

                                                                    Exhibit 99.2


                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                          Independent Auditors' Report



To the Board of Directors and Stockholders
Sequential Electronic Systems, Inc.


           We have audited the accompanying balance sheet of SEQUENTIAL ELECTRONIC SYSTEMS, INC. as at December 31, 1998, and the related statements of operations and deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sequential Electronic Systems, Inc. as at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

           The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has sustained a net loss of $378,078 for the year ended December 31, 1998, anticipates additional net losses in 1999 and has relied on its stockholder and an affiliated entity controlled by its stockholder for continuing financial support and for loans to fund its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         -------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
June 17, 1999

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                                  BALANCE SHEET

                             AS AT DECEMBER 31, 1998

                                     ASSETS
                                    (NOTE D)

Current assets:
 Cash and money market fund                                        $     12,125
 Accounts receivable (less $6,985 allowance for doubtful
  accounts) (Note A)                                                    268,619
 Inventory (Notes A and B)                                            1,613,974
 Prepaid expenses and other current assets                               12,425
                                                                   ------------
  Total current assets                                                1,907,143

Property, plant and equipment (at cost)            $ 2,136,119
Less accumulated depreciation (Notes A and C)        2,100,247           35,872

Security deposits                                                        23,955
                                                                   ------------
   TOTAL                                                           $  1,966,970
                                                                   ============


                                  LIABILITIES

Current liabilities:
 Revolving line of credit (Note D)                                 $    466,814
 Current portion of leases payable (Note E)                              17,117
 Accounts payable                                                        39,733
 Accrued expenses and other current liabilities                         278,145
 Advances from affiliate (Note F)                                       143,156
                                                                   ------------
  Total current liabilities                                             944,965

Leases payable (less current portion) (Note E)                            3,848
                                                                   ------------
  Total liabilities                                                     948,813

Commitments and contingent liabilities (Notes G and H)

                              STOCKHOLDER'S EQUITY

Common stock - no par value, authorized 1,000
 shares; issued 100 shares at stated value                         $      1,000
Additional paid-in capital                                            3,690,000
Deficit                                                              (2,672,843)
                                                                   -------------
  Total stockholder's equity                                          1,018,157
                                                                   ------------
   TOTAL                                                           $  1,966,970


            The notes to financial statements are made a part hereof.

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                       STATEMENT OF OPERATIONS AND DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1998

Revenues                                                            $ 2,184,487

Cost of goods sold                                                    1,712,898
                                                                    -----------
  Gross profit                                                          471,589

Selling, general and administrative expenses                            849,667
                                                                    -----------
NET (LOSS)                                                             (378,078)

Deficit -  January 1, 1998                                           (2,294,765)
                                                                    ------------
DEFICIT - DECEMBER 31, 1998                                         $(2,672,843)
                                                                    ============


           The notes to financial statements are made a part hereof.

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


NET INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
  Net (loss)                                                          $(378,078)

  Adjustments to reconcile results of operations to
   net cash effect of operating activities:
     Depreciation                                                        26,790
     Loss on sale of property, plant and equipment                        4,846
     Net change in asset and liability accounts:
       Accounts receivable                                              (68,670)
       Inventory                                                        147,662
       Prepaid expenses and other current assets                         (8,070)
       Security deposits                                                 (3,955)
       Accounts payable                                                 (21,370)
       Accrued expenses and other current liabilities                  (122,545)
                                                                      ----------
         Total adjustments                                              (45,312)

         Net cash used for operating activities                        (423,390)
                                                                      ----------

Cash flows from investing activities:
  Purchase of property, plant and equipment                              (8,100)
  Proceeds from sale of property, plant and equipment                    10,813
                                                                      ---------
         Net cash provided by investing activities                        2,713
                                                                      ---------

Cash flows from financing activities:
  Proceeds from revolving line of credit - net                          316,022
  Advances from affiliate                                               453,290
  Repayments of advances from affiliate                                (310,134)
  Repayments of leases payable                                          (32,559)
                                                                      ----------
         Net cash provided by financing activities                      426,619
                                                                      ----------

NET INCREASE IN CASH                                                      5,942

Cash - January 1, 1998                                                    6,183
                                                                      ----------
CASH - DECEMBER 31, 1998                                              $  12,125
                                                                      =========

Supplemental disclosure of interest paid                              $ 134,400
                                                                      =========


            The notes to financial statements are made a part hereof.

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


NOTE A -     Summary of Significant Accounting Policies

             Business

             Sequential Electronic Systems, Inc. (the "Company") is a manufacturer of optical encoders, encoded motors for precision speed control and limit programmers. An optical encoder precisely measures the angular position of a shaft principally used in military and industrial processes. An encoded motor is utilized in precision tape recorders used primarily by the military. Limit programmers are used to control the motion of a product as it moves along an automated assembly line. This product is principally used by industrial manufacturing concerns.

             For the year ended December 31, 1998, one customer accounted for approximately 18% of revenues.

             Basis of Presentation

             The attached financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, for the year ended December 31, 1998, the Company sustained a net loss of $378,078 and the Company projects continuing net losses for 1999. Through December 31, 1998, the Company has relied on advances and other financial support from its stockholder and an affiliate controlled by its stockholder (see Notes D and F) and the Company expects to continue to rely on such advances and other financial support to fund its operations in 1999. As indicated in Note I, on April 28, 1999, the Company, together with two other affiliated entities under common control, were merged into Fingermatrix, Inc. (Fingermatrix), a previously inactive publicly-traded company. Management plans to seek additional business by expanding its marketing efforts and to raise operating funds for the Company and its affiliates through a private and/or public placement of Fingermatrix's securities. The continuation of the Company as a going concern is dependent upon its ability to increase its business to achieve profitable operations and its ability to obtain additional funds from its stockholder or the affiliate controlled by its stockholder or from a sale of Fingermatrix's securities. The attached financial statements do not include any adjustments that would result should the Company be unable to continue as a going concern.

             Inventories

             Inventories are stated at the lower of average cost or estimated net realizable value.


                                  (Continued)

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


NOTE A -     Summary of Significant Accounting Policies (Continued)

             Depreciation

             Property, plant and equipment are depreciated on a straight-line basis over the estimated useful lives of the related assets and on accelerated methods for income tax purposes.

             Use of Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain amounts and disclosures.
             Accordingly, actual results could differ from those estimates.

             Income Taxes

             The Company has elected to be treated in the same manner as a partnership under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, its earnings or losses are reportable on the personal income tax return of its stockholder and any income taxes thereon are payable by him.


NOTE B -     Inventories

             Inventories consist of the following at December 31, 1998:

                Raw materials                              $   655,461
                Work-in-process                                411,942
                Fabricated parts                               546,571
                                                           -----------
                         Total                             $ 1,613,974
                                                           ===========


                                  (Continued)

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


NOTE C -     Property, Plant and Equipment

             Property, plant and equipment is comprised of the following as at December 31, 1998:

                                                                     Estimated
                                                                     Useful Life
                                                                       (Years)
                                                                     -----------
                Cost:
                   Leasehold improvements(*)        $     90,243
                   Machinery and equipment             1,816,082         3-10
                   Furniture and fixtures                 85,082         7-10
                   Tools and dies(*)                     144,712
                                                    ------------
                           Total                       2,136,119

                Less accumulated depreciation and
                   amortization                        2,100,247

                           Balance                 $     35,872
                                                   ============

(*) Fully depreciated.


NOTE D -     Revolving Line of Credit

             The Company's loan agreement which expires on December 31, 1999 provides for advances of up to 80% of eligible accounts receivable to a maximum loan of $350,000. Interest is charged at the greater of 18.5% or prime plus 10%. The Company also pays an annual 1% line commitment fee plus a monthly finance fee of 1% of the line plus overadvances, if any. At December 31, 1998, the Company has received overadvances of approximately $117,000. The line is collateralized by the assets of the Company and has been guaranteed by the Company's stockholder. The Company's stockholder has a $200,000 participating interest in the line of credit with the lender.


NOTE E -     Capital Leases Payable

             Machinery with a cost of $37,000 is leased to March 2000 under capital leases which provide for monthly payments of $1,316, including interest at 16%.


                                  (Continued)

                       SEQUENTIAL ELECTRONIC SYSTEMS, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1998


NOTE F -     Advances from Affiliate

             The Company was advanced funds from a business controlled by its stockholder. The advances bear interest at 9% a year and have no specific due dates. Interest on these advances was approximately $12,000 for the year ended December 31, 1998 and has been included in accrued expenses on the balance sheet. From January 1, 1999 through June 17, 1999, additional advances of approximately $92,000 were received from the affiliate.


NOTE G -     Leases

             The Company's office premises are leased on a month-to-month lease at a current annual rate of approximately $140,000. Rent expense charged to operations for the year ended December 31, 1998 was approximately $185,000; such amount includes short-term leases for additional space.


NOTE H -     Litigation

             The Company is a defendant in a suit in which a vendor is seeking $90,000 for unpaid sales commissions. Management believes the action will ultimately be settled rather than litigated. A provision has been made in the attached financial statements for the Company's estimate of the commissions which will ultimately be paid.


NOTE I -     Subsequent Event

             On April 28, 1999, through a series of transactions, the Company and two affiliates owned by the Company's stockholder became wholly-owned subsidiaries of Fingermatrix, Inc., an inactive publicly-held corporation. The other affiliates are in the business of developing a security system based on fingerprint identification and the manufacturing and assembly of aircraft instruments, electro-mechanical and electro-optical devices and vending devices for sale to commercial and governmental entities. In this connection, the companies' stockholder received approximately 60% of the outstanding stock of Fingermatrix, Inc.

                                                                    Exhibit 99.3


                                  S-TECH, INC.


                                     REPORT

                               FOR THE YEAR ENDED
                               DECEMBER 31, 1997.

March 20, 1998


Mr. Lewis Schiller, Chairman
S-Tech, Inc.
66A Otis Street
West Babylon, New York  11704

Dear Mr. Schiller:

We have audited the financial statements of

                                  S-TECH, INC.
                     for the year ended December 31, 1997.

As a result of our audit, we present the following exhibits:

EXHIBIT A:     Balance Sheet as of December 31, 1997.

EXHIBIT B:     Statement of Operations and Accumulated Deficit for the year ended December 31, 1997.

EXHIBIT C:     Statement of Stockholders' Equity [Deficit] for the year ended
                December 31, 1997.

EXHIBIT D:     Statement of Cash Flows for the year ended December 31, 1997.

Respectfully submitted,


MOORE STEPHENS, P. C.
Certified Public Accountants.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of S-Tech, Inc.
   West Babylon, New York


                  We have audited the accompanying balance sheet of S-Tech, Inc. as of December 31, 1997, and the related statement of operations and accumulated deficit, stockholders' equity [deficit], and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S-Tech, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


MOORE STEPHENS, P. C.
Certified Public Accountants.


Cranford, New Jersey
March 20, 1998

                                                                       Exhibit A
S-TECH, INC.
--------------------------------------------------------------------------------
BALANCE SHEET AS OF DECEMBER 31, 1997
--------------------------------------------------------------------------------

Assets:
Current Assets:
  Cash                                                          $         9,723
  Receivable - Net                                                       97,215
  Inventories - Net                                                     650,000
                                                                ---------------
   Total Current Assets                                                 756,938

Property and Equipment:
  Furniture and Fixtures                                                225,000
  Computer Equipment                                                      2,946
                                                                ---------------
   Totals - At Cost                                                     227,946
   Less:  Accumulated Depreciation                                      148,705
                                                                ---------------
   Property and Equipment - Net                                          79,241
                                                                ---------------
    Total Assets                                                $       836,179
                                                                ===============


Liabilities and Stockholders' Equity [Deficit]:
Current Liabilities:
  Accounts Payable                                              $       100,979
  Accrued Expenses                                                        5,783
  Payroll Taxes Payable                                                  14,163
                                                                ---------------
   Total Current Liabilities                                            120,925

Stockholders' Equity [Deficit]:

  Common Stock - No Par Value, 1,500 Shares Authorized,
   Issued and Outstanding                                                 1,500
  Paid-in Capital                                                     4,176,881
  Accumulated Deficit                                                (3,463,127)
                                                                ----------------
   Total Stockholders' Equity [Deficit]                                 715,254
                                                                ----------------
    Total Liabilities and Stockholders' Equity [Deficit]        $       836,179
                                                                ===============


                       See Notes to Financial Statements.

                                                                       Exhibit B

S-TECH, INC.
--------------------------------------------------------------------------------
STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
--------------------------------------------------------------------------------


                                                                    Year ended
                                                                   December 31,
                                                                       1997
                                                                       ----
Sales                                                           $     1,221,878

Cost of Sales                                                         1,160,940
                                                                ---------------
  Gross Profit [Loss]                                                    60,938

Selling, General and Administrative Expenses                            521,419
                                                                ---------------
   Loss from Operations                                                (460,481)

Other Expenses:
  Interest Expense                                                      174,555
  Other                                                                   8,257
                                                                ---------------
   Total Other Expenses                                                 182,812

   Loss Before Extraordinary Item and
    Provision for Income Taxes                                         (643,293)

Extraordinary Item - Forgiveness of Debt                                287,321
                                                                ---------------
   Loss Before Provision for Income Taxes                              (355,972)

Provision for Income Taxes                                                   --
                                                                ----------------
   Net Loss                                                            (355,972)

Accumulated Deficit - Beginning of Year                              (3,107,155)
                                                                ----------------

Accumulated Deficit - End of Year                               $    (3,463,127)
                                                                ================


See Notes to Financial Statements.

                                                                       Exhibit C

S-TECH, INC.
--------------------------------------------------------------------------------

STATEMENT OF STOCKHOLDERS' EQUITY [DEFICIT]
--------------------------------------------------------------------------------

                                                                                                                      Total
                                     Preferred Stock           Common Stock                                       Stockholders'
                                     ---------------           ------------
                                 Number of                 Number of                   Paid-in     Accumulated       Equity
                                  Shares       Amount       Shares      Amount         Capital       Deficit        [Deficit]
                                  ------       ------       ------      ------         -------       -------        ---------

Balance - December 31, 1996           --              --        1,500         1,500          --     (3,107,155)      (3,105,655)

Capitalization of Debt to
 Affiliated Company                   --              --           --            --   4,176,881             --        4,176,881

Net Loss for the year
 ended December 31, 1997              --              --           --            --          --       (355,972)        (355,972)
                             -----------  --------------  -----------  ------------  ---------- --------------    --------------
Balance - December 31, 1997           --  $           --        1,500  $      1,500  $4,176,881 $   (3,463,127)  $     715,254
                             ===========  ==============  ===========  ============  ========== ================   ============


                       See Notes to Financial Statements.

                                                                       Exhibit D

S-TECH, INC.
--------------------------------------------------------------------------------

STATEMENT OF CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1997
--------------------------------------------------------------------------------


Operating Activities:
  Net Loss                                                      $      (355,972)
                                                                ---------------
  Adjustments to Reconcile Net Loss to Net
    Cash Provided by Operations:
    Depreciation                                                         45,980
    Provision for Bad Debt                                               (9,847)
    Provision for Obsolete Inventory                                    400,000
    Forgiveness of Debt                                                (287,321)

   Changes in Assets and Liabilities:
    [Increase] Decrease in:
      Accounts Receivable                                               (22,744)
      Inventory                                                        (115,754)
      Prepaid Expenses                                                    9,760
      Miscellaneous Receivables                                             523
      Due from Affiliate                                                (15,000)

    Increase [Decrease] in:
      Accounts Payable                                                 (134,213)
      Accrued Expenses and Payroll Taxes Payable                         10,038
                                                                ---------------
        Total Adjustments                                               118,578

  Net Cash - Operating Activities                                      (474,550)
                                                                ---------------
Financing Activities:
  Repayments of Debt                                                     (8,300)
  Cash Overdraft                                                         (5,657)
  Advances from Affiliate                                               498,230
                                                                ---------------
  Net Cash - Financing Activities                                       484,273
                                                                ---------------
  Net Increase [Decrease] in Cash                                         9,723

Cash - Beginning of Year                                                     --
                                                                ---------------

Cash - End of Year                                              $         9,723
                                                                ===============

Supplemental Disclosures of Cash Flow Information:
   Cash paid during the year for:
     Interest                                                   $         3,193
     Income Taxes                                               $            --


                       See Notes to Financial Statements.

S-TECH, INC.
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


[1] Summary of Significant Accounting Policies

     Corporate Organization - S-Tech, Inc. [the "Company"] is primarily engaged in the manufacture and assembly of aircraft instruments, electro-mechanical and electro-optical devices, and vending devices for sale to commercial and governmental institutions. The Company is a subsidiary of Spectec, Inc. which is a subsidiary of Consolidated Technology Group Ltd. ["Parent"], a public company.

     Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 1997, the Company had no cash equivalents.

     Accounts Receivable - Accounts receivable have been reduced by an allowance for doubtful accounts of $6,407 as of December 31, 1997.

     Income Taxes - For state income tax purposes at December 31, 1997, the Company has net operating loss carryforwards of approximately $3,660,000 expiring by the year 2000. Federal income tax returns are filed on a consolidated basis with those of the Parent. On a consolidated basis, there is no tax expense. The Company has adopted the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Adoption had no material effect on the financial statements. A deferred tax asset of approximately $2,000,000 is offset by a valuation allowance of $2,000,000. The change in the valuation allowance during the year was $500,000

     Property and Equipment and Depreciation - Property and equipment are stated at cost. Depreciation is computed by use of the straight-line method based on the estimated useful lives of the various assets. Estimated useful lives of depreciable assets range from three to five years.

     Inventories - Inventories are stated at lower of cost [determined on the first-in, first-out basis] or market. The work-in-process represents accumulated costs of raw materials, direct labor and factory overhead.

     Management has established an estimated reserve for obsolescence of $800,000 for the year ended December 31, 1997. Management feels that the remaining value of the inventory is reasonable and that no further reserve is needed. This is based upon the existence of contracts which may require a portion of this inventory and the expectation of future similar type contracts. Due to the uncertainties in the outcome of these contracts, it is reasonably possible that management's estimates on the allowance for obsolescence may change in the interim period.

     Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Fair Value of Financial Instruments - The fair value of cash, accounts receivable, accounts payable, and short-term debt is the carrying amount because of the short maturity of such instruments. The fair value of the note payable to affiliate approximates the carrying value.

     Concentrations of Credit Risk - Financial instruments which potentially subject the Company to concentrations of credit risk are cash and accounts receivable arising from normal business activities. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of its customers, establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited since its major customer is the U.S. government. The Company places its cash with high credit quality financial institutions. The Company believes no significant concentration of credit risk exists with respect to these cash investments. Revenues from a U.S. government agency amounted to approximately $624,000 of the total revenues for the year ended December 31, 1997. Revenues from two customers and a U.S. government agency amounted to approximately $905,250 of the total revenues for the year ended December 31, 1997. Purchases from one vendor amounted to approximately $60,000 or 15% or the total purchases for the year ended December 31, 1997. Management believes that there are alternative competitive sources within the industry.

S-TECH, INC.
NOTES TO THE FINANCIAL STATEMENTS, Sheet #2
--------------------------------------------------------------------------------

[2] Forgiveness of Debt

     During 1997, based upon agreements entered into with the SBA and a service provider, the Company was forgiven of debts totaling $ 287,321. The total amount of forgiveness of debt was accounted for in the Statement of Operations as an extraordinary item.

[3] Receivables

Accounts receivable consist of:


Trade Accounts Receivable                                   $       103,622
Less:  Allowance for Bad Debts                                        6,407
                                                            ---------------
   Accounts Receivable - Net                                $        97,215
   -------------------------                                ===============

[4] Inventories

Inventories are stated as follows:



Work-in-Process                                             $        30,048
Raw Materials                                                     1,419,952
                                                            ---------------
Totals                                                            1,450,000
Less:  Reserve for Inventory Obsolescence                           800,000
                                                            ---------------
   Total Inventories                                        $       650,000
   -----------------                                        ===============

[5] Property and Equipment

Property and equipment consist of the following:


Furniture and Fixtures                                      $       225,000
Computer Equipment                                                    2,946
                                                            ---------------
Totals - At Cost                                                    227,946
Less:  Accumulated Depreciation                                     148,705
                                                            ---------------
   Property and Equipment - Net                             $        79,241
   ----------------------------                             ===============


Depreciation charged to operations for the years ended December 31, 1997 was $45,980.

S-TECH, INC.
NOTES TO THE FINANCIAL STATEMENTS, Sheet #3
--------------------------------------------------------------------------------

[6] Lease Obligations

     The Company leases a facility under an operating lease expiring in April 1998. Minimum future lease payments as of December 31, 1998, for the next five years and in the aggregate are:

December 31,
     1998                                                     $        14,196
     1999                                                                  --
     2000                                                                  --
     2001                                                                  --
     2002                                                                  --
                                                              ---------------
       Present Value of Minimum Lease Payments                $        14,196
       ---------------------------------------                ===============


Rental expense for the years ended December 31, 1997 was $41,142.


[7] Capitalization of Debt / Due to/From Affiliated Parties

     At December 31, 1997, the Company had a note payable due to a related party which bears interest at the rate of 8% and is payable quarterly. There is no maturity date on the note. Interest expense for the year ended December 31, 1997 was $5,918.

     At December 31, 1997, the Company had been advanced approximately $1,750,000 from a related party which accrued interest at 10% compounded quarterly. Interest payable to the related party was approximately $550,000 at December 31, 1997. Interest expense on these advances was $168,637 at December 31, 1997. The Company was advanced non-interest bearing loans of approximately $139,000 from a related party.

     Pursuant to an agreement entered into on or about March 31, 1998 between Lewis S. Schiller and Consolidated Technology Group LTD ( COTG) ,the Parent, Mr. Schiller was given the stock of the S-Tech subsidiary effective December 31, 1997. This was in conjunction with his formal resignation from COTG of all duties and responsibilities. Additionally, the outstanding intercompany debt to COTG and affiliates of $ 4,176,881 was forgiven and thereby capitalized as Paid in Capital due to the fact it was with related parties.

[8] New Authoritative Pronouncements

     The FASB has issued SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. SFAS No. 130 is effective for fiscal years beginning after December 15, 1997. Earlier application is permitted. Reclassification of financial statements for earlier periods provided for comparative purposes is required. Management is in the process of determining its preferred format. The adoption of SFAS No. 130 will have no impact on the Company's consolidated results of operations, financial position or cash flows.

     The FASB has issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information." SFAS No. 131 changes how operating segments are reported in annual financial statements and requires the reporting of selected information about operating segments in interim financial reports issued to shareholders. SFAS No. 131 is effective for periods beginning after December 15, 1997, and comparative information for earlier years is to be restated. SFAS No. 131 need not be applied to interim financial statements in the initial year of its application. The Company is in the process of evaluating the disclosure requirements. The adoption of SFAS No. 131 will have no impact on the Company's consolidated results of operations; financial position or cash flows.

S-TECH, INC.
NOTES TO THE FINANCIAL STATEMENTS, Sheet #4
--------------------------------------------------------------------------------

[8] New Authoritative Pronouncements [Continued]

     In February 1998, the FASB issued SFAS No. 132, "Employers Disclosure about Pensions and Other Postretirement Benefits," which is effective for fiscal years beginning after December 15, 1997. The modified disclosure requirements are not expected to have a material impact on the Company's results of operations, financial position or cash flows.


                              . . . . . . . . . . .

                                                                    Exhibit 99.4


                               S-TECH INCORPORATED

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1998

                          Independent Auditors' Report


To the Stockholders
S-Tech Incorporated


         We have audited the accompanying balance sheet of S-TECH INCORPORATED as at December 31, 1998, and the related statements of operations and deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of S-Tech Incorporated as at December 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

           The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has sustained a net loss of $391,691 for the year ended December 31, 1998, anticipates additional net losses in 1999 and has relied on an affiliated entity controlled by its stockholder for loans to fund its operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                         -------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS


New York, New York
June 23, 1999

                               S-TECH INCORPORATED

                                  BALANCE SHEET

                             AS AT DECEMBER 31, 1998


                                     ASSETS

Current assets:
  Cash                                                            $       1,592

  Accounts receivable                              $    25,387
  Less allowance for doubtful accounts (Note A)          2,910           22,477
                                                                  -------------

  Inventory (Notes A and B)                                             622,283
  Prepaid expenses and other current assets                              20,319
                                                                  -------------
    Total current assets                                                666,671

Property and equipment (at cost, less depreciation)
 (Notes A and C)                                                         33,750
                                                                  -------------

      TOTAL                                                       $     700,421
                                                                  =============


                                   LIABILITIES

Current liabilities:
  Accounts payable and accrued expenses                           $     131,597
  Payroll taxes payable                                                  30,671
  Advances from affiliate (Note E)                                      214,590
                                                                  -------------
              Total current liabilities                                 376,858

Commitments (Note D)

                              STOCKHOLDER'S EQUITY

Common stock - no par value; 1,500 shares authorized,
  issued and outstanding                                          $       1,500
Additional paid-in capital                                            4,176,881
Deficit                                                              (3,854,818)
                                                                  --------------
                                                                        323,563
                                                                  --------------
      TOTAL                                                       $     700,421
                                                                  =============


            The notes to financial statements are made a part hereof.

                               S-TECH INCORPORATED

                       STATEMENT OF OPERATIONS AND DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1998


Sales                                                              $    586,814

Cost of sales                                                           663,607
                                                                   ------------
  Balance                                                               (76,793)

Selling, general and administrative expenses                            309,531
                                                                   ------------
(Loss) from operations                                                 (386,324)

Interest expense                                                         (5,367)
                                                                   -------------
NET (LOSS)                                                             (391,691)

Deficit -  January 1, 1998                                           (3,463,127)
                                                                   -------------
DEFICIT - DECEMBER 31, 1998                                        $ (3,854,818)
                                                                   =============


            The notes to financial statements are made a part hereof.

                               S-TECH INCORPORATED

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1998


INCREASE (DECREASE) IN CASH

Cash flows from operating activities:
  Net (loss)                                                          $(391,691)

  Adjustments to reconcile results of operations
   to net cash effect of operating activities:
    Depreciation                                                         45,491
    Provision for uncollectable accounts                                 (3,497)
    Net change in asset and liability accounts:
      Accounts receivable                                                78,235
      Inventories                                                        27,717
      Prepaid expenses and other current assets                         (20,319)
      Accounts payable and accrued expenses                              24,836
      Payroll taxes payable                                              16,507
                                                                      ---------
        Total adjustments                                               168,970

        Net cash used for operating activities                         (222,721)
                                                                      ----------

Cash flows from financing activities:
  Proceeds of advances from affiliate                                   232,590
  Repayment of advances from affiliate                                  (18,000)
                                                                      ----------
        Net cash provided by financing activities                       214,590
                                                                      ---------

NET (DECREASE) IN CASH                                                   (8,131)

Cash - January 1, 1998                                                    9,723
                                                                      ---------
CASH - DECEMBER 31, 1998                                              $   1,592
                                                                      =========

Supplemental disclosure of cash paid for interest                     $     126
                                                                      =========


            The notes to financial statements are made a part hereof.

                               S-TECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS


NOTE A -     Summary of Significant Accounting Policies

             Organization

             S-Tech Incorporated (the "Company") is primarily engaged in the manufacturing and assembly of aircraft instruments, electro-mechanical and electro-optical devices and vending devices for sale to commercial and governmental institutions. The Company commenced operations in 1993 when it purchased the business and operating assets of General Aero Products, Inc, which had been operating under Chapter 11 of the U.S. Bankruptcy Code since 1989. From 1993 to December 31, 1997, the Company was a wholly-owned subsidiary of Consolidated Technology Group Ltd. (Consolidated), a publicly traded corporation. Effective January 1, 1998, in a series of related transactions, ownership of the outstanding stock of the Company was transferred to a former officer of Consolidated in connection with his separation agreement from that corporation. As a result of certain continuing legal matters relating to the bankruptcy of General Aero Products, Inc. and the relative lack of attention to the Company's business by Consolidated, from 1994 through 1997, sales of the products produced by the Company declined materially. Commencing July 1, 1998, management has been attempting to re-enter the markets previously served by the Company. However, through December 31, 1998, these efforts have been adversely affected by the Company's limited financial resources.

             For the year ended December 31, 1998, two customers accounted for approximately 68% of revenues.

             Basis of Presentation

             The attached financial statements have been prepared on a going concern basis which contemplates the realization of assets and the liquidation of liabilities in the normal course of business. However, for the year ended December 31, 1998, the Company sustained a net loss of $391,691 and the Company projects continuing net losses for 1999. Through December 31, 1998, the Company has relied on advances from an affiliate controlled by its stockholder (see Note E) and the Company expects to continue to rely on such advances to fund its operations in 1999. As indicated in Note F, on April 28, 1999, the Company, together with two other affiliated entities under common control were merged into Fingermatrix, Inc. (Fingermatrix), a previously inactive publicly-traded company. Management plans to seek additional business by re-entering the markets it previously served and to raise operating funds for the Company and its affiliates through a private and/or public placement of Fingermatrix's securities. The continuation of the Company as a going concern is dependent upon its ability to increase its business to achieve profitable operations and its ability to obtain additional funds from the affiliate or from sales of Fingermatrix's securities. The attached financial statements do not include any adjustments that would result should the Company be unable to continue as a going concern.


                                  (Continued)

                               S-TECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS


NOTE A -     Summary of Significant Accounting Policies (Continued)

             Inventories

             Inventories are stated at the lower of cost (first-in, first-out) or market, representing estimated net realizable value. Work-in-process represents accumulated costs of raw materials, direct labor and factory overhead (see Note B).

             Depreciation of Property and Equipment

             Property and equipment are stated at cost. Depreciation is computed by use of the straight-line method based on the estimated useful lives of the various assets. Estimated useful lives of depreciable assets range from three to five years.

             Income Taxes

             The Company has elected to be treated in the same manner as a partnership under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, its earnings or losses are reportable on the personal income tax return of its stockholder and any income taxes thereon are payable by him.

             Use of Estimates

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


NOTE B -     Inventory

             Inventories are stated as follows:

                Raw materials                    $560,207
                Work-in-process                    62,076
                                                 --------
                         Total                   $622,283
                                                 ========

             A substantial portion of the raw material inventory at December 31, 1998 is held for the manufacture of certain products not produced by the Company in recent years. This inventory is recorded at estimated net realizable value, which is less than its cost. Management is seeking or intends to seek contracts for these products as the Company re-enters these markets (see Note A). However, since the outcome of these efforts is not certain, it is at least reasonably possible that the Company's estimates could change in 1999 and additional inventory reductions would be required.


                                  (Continued)

                               S-TECH INCORPORATED

                          NOTES TO FINANCIAL STATEMENTS


NOTE C -     Property and Equipment

             A summary of the cost and estimated useful lives as follows:

                                                                    Estimated
                                                                    Useful Life
                                                                      (Years)
                                                                    -----------

                Furniture and fixtures              $ 225,000              5
                Computer equipment                      2,946              3
                                                    ---------
                           Total                      227,946

                Less accumulated depreciation         194,196
                                                    ---------
                           Total                    $  33,750
                                                    =========


NOTE D -     Commitments

             The Company's office premises are leased through May 1999 at an average annual rental of approximately $42,000. Rental expense charged to operations for the year ended December 31, 1998 was approximately $41,000.


NOTE E -     Advances from Affiliate

             The Company was advanced funds from a business controlled by its stockholder. The advances bear interest at 9% a year and have no specific due dates. Interest on these advances was approximately $5,200 for the year ended December 31, 1998 and has been included in accrued expenses on the balance sheet. From January 1, 1999 through June 17, 1999, additional advances of approximately $109,500 were received from the affiliate.


NOTE F -     Subsequent Event

             On April 28, 1999, through a series of transactions, the Company and two affiliates owned by the Company's stockholder became wholly-owned subsidiaries of Fingermatrix, Inc., an inactive publicly-held corporation. The other affiliates are in the business of developing a security system based on fingerprint identification and the manufacturing of optical encoders and encoded motors for precision speed control and limit programmers for use by either the military or industrial manufacturers. In this connection, the companies' stockholder received approximately 60% of the outstanding stock of Fingermatrix, Inc.